UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

OCTOBER 24, 2006

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA  19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01               Other Events

On October 24, 2006, Isolagen, Inc. (“Company”) held its 2006 Annual Meeting of Stockholders at The Ritz-Carlton, Ten Avenue of the Arts, Philadelphia, PA 19102.  Nicholas Teti, Susan Ciallella, and Terry Vandewarker were elected as directors by the Company’s stockholders at the meeting to serve until the 2009 annual meeting of stockholders or until their respective successors have been duly elected and qualified.  The Company’s stockholders ratified the appointment of BDO Seidman, LLP as the Company’s auditors for the year ending December 31, 2006.

The results of the vote were as follows:

1.             To ratify the appointment of BDO Seidman, LLP as the Company’s auditors for the year ending December 31, 2006.

Shares voted FOR / AGAINST / ABSTAINING:                            27,400,144 / 46,551 / 48,993

2.             To elect three directors to hold office until the Company’s 2009 annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Shares voted FOR / WITHHELD Mr. Nicholas Teti:                     27,451,837 / 43,851

Shares voted FOR / WITHHELD Ms. Susan Ciallella:                   27,427,907 / 67,781

Shares voted FOR / WITHHELD Mr. Terry Vandewarker:           27,451,478 / 44,210

The Company’s press release dated October 24, 2006 is attached as Exhibit 99 and is hereby incorporated by reference.

Item 9.01               Financial Statement and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

99            Press Release dated October 24, 2006

 [THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: October 30, 2006	By:	/s/ Susan Stranahan Ciallella
Susan Stranahan Ciallella, President